RAIT Financial Trust Announces Third Quarter Results

PHILADELPHIA, PA — November 5, 2008 — RAIT Financial Trust (“RAIT”) (NYSE: RAS), a diversified real estate finance company, today reported results for the third quarter ended September 30, 2008.

Summary

- - - -	Adjusted earnings per diluted share of $0.46 for the quarter ended September 30, 2008
Total GAAP loss per share – diluted of $2.83 for the quarter ended September 30, 2008
Economic book value of $13.80 per share at September 30, 2008
Book value of $23.40 per share at September 30, 2008

Earnings Results

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three-month period ended September 30, 2008 of $29.6 million, or $0.46 per diluted share based on 64.2 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the three-month period ended September 30, 2007 of $40.6 million, or $0.67 per diluted share based on 60.7 million weighted-average shares outstanding – diluted. RAIT reported adjusted earnings for the nine-month period ended September 30, 2008 of $94.9 million, or $1.52 per diluted share based on 62.5 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the nine-month period ended September 30, 2007 of $148.6 million, or $2.45 per diluted share based on 60.6 million weighted-average shares outstanding – diluted.

RAIT reported GAAP net loss available to common shares for the three-month period ended September 30, 2008 of $181.7 million, or total loss per share – diluted of $2.83 based on 64.2 million weighted-average shares outstanding – diluted, as compared to GAAP net loss available to common shares for the three-month period ended September 30, 2007 of $243.6 million, or total loss per share – diluted of $4.02 based on 60.7 million weighted-average shares outstanding – diluted. RAIT reported GAAP net income available to common shares for the nine-month period ended September 30, 2008 of $62.9 million, or $1.01 per diluted share based on 62.5 million weighted-average shares outstanding – diluted, as compared to GAAP net loss available to common shares for the nine-month period ended September 30, 2007 of $195.9 million, or total loss per share – diluted of $3.23 based on 60.6 million weighted-average shares outstanding – diluted.

Our reported GAAP net loss available to common shares for the three-month period ended September 30, 2008 of $181.7 million was primarily due to the non-cash change in fair value of financial instruments, net of minority interest, of $183.9 million on our domestic trust preferred securities (TruPS) portfolio. The change in fair value does not impact our adjusted earnings or gross cash flow during the quarter ended September 30, 2008.

A reconciliation of RAIT’s reported GAAP net income (loss) available to common shares to adjusted earnings, including management’s rationale for the usefulness of this non-GAAP measure, is included as Schedule I to this release.

Assets Under Management and Gross Cash Flow Summary

RAIT’s gross cash flow is comprised of net investment income, net rental income and asset management fees we received from $14.3 billion of assets under management as of September 30, 2008. Our net investment income represents the positive difference between the income we earn on our investment portfolio and the cost of financing our investment portfolio, after consideration of estimated loan loss reserve requirements.

The following chart summarizes RAIT’s total assets under management at September 30, 2008 and quarterly gross cash flow by portfolio (excluding origination fees) for the three-month periods ended March 31, 2008, June 30, 2008 and September 30, 2008 and for the nine-month period ended September 30, 2008 (dollars in thousands):

		Gross Cash Flow
	Assets Under	Three-Month Period	Three-Month Period	Three-Month	Nine-Month
	Management at	Ended March 31,	Ended June 30,	Period Ended	Period Ended
	September 30, 2008	2008 (1)	2008 (1)	September 30,	September 30,
				2008 (1)	2008 (1)
Commercial real estate portfolio (2)	$2,104,833	$25,137	$27,760	$23,137	$76,034
Residential mortgage portfolio	3,694,875	5,104	4,958	4,778	14,840
European portfolio (3)	1,945,487	3,461	3,606	4,264	11,331
U.S. TruPS portfolio (4)	6,512,275	11,850	9,173	11,952	32,975
Other investments	720	349	252	210	811

Total	$14,258,190	$45,901	$45,749	$44,341	$135,991

(1)	Quarterly cash flows may not be indicative of cash flows for subsequent quarterly or annual periods. See “Forward-Looking Statements” below for risks and uncertainties that could cause our gross cash flow for subsequent quarterly or annual periods to differ materially from these amounts.

(2)	Our commercial real estate portfolio is comprised of $1.6 billion of assets collateralizing our commercial real estate securitizations (the “CRE Securitizations”), $311.2 million of investments in real estate interests and $240.3 million of commercial mortgages and mezzanine loans all of which are included on our consolidated balance sheet as of September 30, 2008.

(3)	Our European portfolio is comprised of residual interests in our unconsolidated European securitizations.

(4)	Our U.S. TruPS portfolio is comprised of assets collateralizing our consolidated securitizations (other than CRE Securitizations) and interests in our unconsolidated securitizations (other than our European securitizations) and includes TruPS and subordinated debentures, unsecured REIT note receivables, CMBS receivables, other securities, commercial mortgages and mezzanine loans.

Liquidity

As of September 30, 2008, RAIT had $38.4 million of cash and cash equivalents, $55.6 million of unused capacity in our two CRE securitizations to invest in commercial real estate loans and $36.5 million of availability under three secured credit facilities with a total capacity of $90.0 million.

During the third quarter, RAIT repaid $47.1 million under our short-term repurchase agreements and terminated these agreements. As of September 30, 2008, RAIT had $206.0 million outstanding under our secured credit facilities and other indebtedness and $404.0 million in convertible senior notes outstanding.

Total Fees Generated

Total fees generated, a non-GAAP financial measure, were $9.6 million for the quarter ended September 30, 2008 as follows:

-	Asset management fees of $7.1 million for the quarter ended September 30,
2008 on assets under management of $14.3 billion as of September 30,
2008. A total of $4.2 million of asset management fees received from consolidated securitizations are eliminated for GAAP reporting.
-	Origination fee income of $2.2 million for the quarter ended September
30, 2008 generated in our commercial real estate and European portfolios.
$1.9 million is included in fee and other income for GAAP reporting and
$0.3 million is deferred and will be recognized in future income.

Reported GAAP fee and other income of $5.1 million for the quarter ended September 30, 2008.

A reconciliation of fee and other income reported in GAAP earnings to total fees generated, including management’s rationale for the usefulness of this non-GAAP measure, is included as Schedule II to this release.

Economic Book Value & Book Value

RAIT’s economic book value per common share outstanding, a non-GAAP financial measure, was $13.80 as of September 30, 2008 and $10.52 as of December 31, 2007. Economic book value is computed by adding or subtracting from book value unamortized intangible assets and any unrealized losses or gains recognized in shareholders’ equity or through earnings that are in excess of RAIT’s value at risk, or RAIT’s retained investment. Under GAAP, RAIT absorbs unrealized losses or gains on investments held by certain of our consolidated entities, primarily RAIT’s consolidated securitizations, even if those unrealized losses or gains are in excess of RAIT’s retained investment in those securitizations.

RAIT’s GAAP book value per common share outstanding was $23.40 as of September 30, 2008 and $6.78 as of December 31, 2007. GAAP book value is computed by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.

A reconciliation of RAIT’s shareholders’ equity to economic book value as of September 30, 2008 and December 31, 2007, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule III to this release.

Investment Portfolio Summary

The following chart summarizes RAIT’s investment portfolio at September 30, 2008 (dollars in thousands):

			Percentage	Weighted-
	Amortized	Estimated	of Total	Average
	Cost(1)	Fair Value(2)	Portfolio(3)	Coupon(4)

Investments in Mortgages and Loans
Commercial mortgages, mezzanine loans and other loans	$2,101,183	$2,098,058	26.9%	8.2%
Residential mortgages and mortgage-related receivables(5)	3,680,672	2,860,373	36.8%	5.6%

Total investments in mortgages and loans	5,781,855	4,958,431	63.7%	6.7%
Investments in Securities
TruPS and subordinated debentures	3,416,389	2,075,432	26.6%	7.4%
Unsecured REIT note receivables	370,889	305,801	3.9%	6.0%
CMBS receivables	213,921	104,651	1.3%	5.8%
Other securities	118,204	38,811	0.5%	7.1%

Total investments in securities	4,119,403	2,524,695	32.3%	7.2%
Investments in real estate interests	311,214	311,214	4.0%	N/A

Total Portfolio/Weighted Average	$10,212,472	$7,794,340	100.0%	6.9%

(1)	Amortized cost reflects the cost incurred by us to acquire or originate the asset, net of origination discount.

(2)	The fair value of RAIT’s investments represents management’s estimate of the price that a willing buyer would pay a willing seller for such assets. Management bases this estimate on the underlying interest rates and credit spreads and, to the extent available, quoted market prices.

(3)	Percentages based on estimated fair value.

(4)	Weighted average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to amortized cost or estimated fair value.

(5)	RAIT’s investments in residential mortgages and mortgage-related receivables at September 30, 2008 consisted of investments in adjustable rate residential mortgages. These mortgages bear interest rates that are fixed for three, five, seven and ten year periods, respectively, and reset annually thereafter. RAIT has financed its investment in these assets through long-term securitizations.

Credit Summary

The following chart summarizes RAIT’s non-accrual status investments and loan loss reserve at September 30, 2008 (dollars in thousands):

			Carrying Value of
	Carrying Value of	# of Non- Accrual	Non-Accrual	Percentage of Asset	Loan Loss Reserves
	Investments (1)	Investments	Investments	Class(es)	9/30/2008
Commercial mortgages, mezzanine loans, investments in real estate interests and other loans	$2,412,397	11	$146,315	6.1%	$46,250(2)
Residential mortgages and mortgage-related receivables	3,680,672	435	169,734(3)	4.6%	19,515
Investments in securities (4)	2,524,695	14	37,281	1.5%	N/A(5)

Total	$8,617,764	460	$353,330	4.1%	$65,765

(1) Carrying value represents the value at which the respective asset class is recorded on our balance sheet in accordance with GAAP.
(2) Pertains to 13 loans with a $182.0 million aggregate unpaid principal balance.
(3) Includes loans delinquent over 60 days, in foreclosure, bankrupt or real estate owned as of September 30, 2008.
(4) Investments in securities are recorded at fair value in our consolidated balance sheet in accordance with GAAP. The unpaid principal value of these investments as of September 30, 2008 is $4.3 billion. The unpaid principal balance of the non-accrual investments in this category is $475.6 million, or 11.1%
of the total unpaid principal balance.
(5) Loan loss reserves are not applicable for investments in securities and security related receivables, including our investments in European, U.S. TruPS or other securities, as these items are carried at fair value in our consolidated financial statements. The estimated fair value adjustment for our U.S. TruPS portfolio is recorded as a component of GAAP net income. The estimated fair value adjustments for our investments in European securitizations and other securities are recorded as a component of accumulated other comprehensive income within shareholders’ equity. A charge to GAAP net income is recorded only if an other than temporary impairment is identified within our European portfolio or other investments. While RAIT believes the estimated fair values of these asset classes are affected by any related credit quality issues, under GAAP, no separate loan loss reserve is established.

Portfolio Statistics

Commercial Mortgages, Mezzanine Loans & Other Loans

The following chart summarizes RAIT’s commercial mortgages, mezzanine loans & other loans at September 30, 2008 (dollars in millions):

	Amortized Cost	Weighted-Average	Number of Loans	% of Total Loan
		Coupon		Portfolio
Commercial mortgages	$1,424	7.7%	118	67.8%
Mezzanine loans	502	10.4%	154	23.9%
Other loans	175	6.1%	11	8.3%

Total	$2,101	8.2%	283	100.0%

The geographic and property type breakdown is as follows (based on amortized cost):

Property Type	Percent		Percent
		U.S. Geographic Region
Multi-family	51.9%	Central...............	32.0%
Office	23.5%	West..................	26.9%
Retail	18.7%	Southeast.............	19.9%
Industrial	0.2%	Mid-Atlantic..........	15.1%
Other	5.7%	Northeast.............	6.1%

Total	100.0%	Total.................	100.0%

Residential Mortgage Loans

At September 30, 2008, RAIT’s residential mortgage loan portfolio consisted of 7,737 residential mortgage loans with a weighted average coupon of 5.6%. The portfolio had an average FICO score of 738 at origination, primarily in 2005 and 2006, and has an amortized cost balance of $3.7 billion at September 30, 2008. Since the portfolio was originated, it has experienced $9.4 million in cumulative cash losses.

TruPS and Subordinated Debentures

As of September 30, 2008, RAIT maintained investments of $2.1 billion (at estimated fair value) in TruPS and subordinated debentures. RAIT’s portfolio had a weighted average coupon of 7.4%. The issuers of these investments had a weighted average debt to total capitalization ratio of 77.3% and a weighted average interest coverage ratio of 1.8 times based on information available as of September 30, 2008. The following table provides a sector breakdown of these issuers as of September 30, 2008 based on estimated fair value:

TruPS and Subordinated Debt Industry Sector	Percent
Commercial Mortgage	31.9%
Office	20.9%
Specialty Finance	14.6%
Homebuilders	11.0%
Retail	7.0%
Residential Mortgage	6.4%
Hospitality	4.9%
Storage	3.3%
Total	100.0%

SFAS 159 Adoption

Prior to January 1, 2008, we recorded certain of our investments in securities and derivatives at fair value. Effective January 1, 2008, RAIT adopted Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” or “SFAS No. 159”. Upon adoption on January 1, 2008, RAIT adjusted the carrying amounts of certain investments in securities, certain CDO notes payable, certain derivative instruments and other assets and liabilities to fair value resulting in a one-time increase in shareholders equity of $1.1 billion. Each quarter, we reflect these financial assets and liabilities at their estimated fair value in our balance sheet, with all changes in fair value recorded in earnings.

The following table summarizes the cumulative net fair value adjustments through September 30, 2008 for the specific financial assets and liabilities elected for the fair value option under SFAS No. 159 (dollars in thousands):

			SFAS No. 159 Fair
			Value Adjustments	Cumulative Fair
	Fair Value	SFAS No. 159 Fair	during Nine-Month	Value Adjustments
	Adjustments as of	Value Adjustment on	Period Ended	as of September 30,
	December 31, 2007	January 1, 2008	September 30, 2008	2008

Assets:
Investments in securities	$(494,765)	$(99,991)	$(1,152,385)	$(1,747,141)
Deferred financing costs, net of accumulated amortization.	—	(18,047)	—	(18,047)
Liabilities:
Trust preferred obligations	—	52,070	101,514	153,584
CDO notes payable	—	1,520,616	1,180,426	2,701,042
Derivative liabilities	(155,080)	—	(78,928)	(234,008)
Other liabilities	—	6,103	34	6,137

Fair value adjustments before allocation to minority interest	(649,845)	1,460,751	50,661	861,567
Allocation of fair value adjustments to minority interest	123,881	(373,357)	27,748	(221,728)

Cumulative effect on shareholders’ equity	$(525,964)	$1,087,394	$78,409	$639,839

Through September 30, 2008, the cumulative effect of the fair value adjustments recorded on each financial asset and liability selected for the fair value option under SFAS No. 159 had a net increase in shareholders’ equity of $639.8 million. This net increase in shareholders’ equity may reverse through a net charge to earnings in the future as we continue to record our financial assets and liabilities at fair value. Given the challenging market conditions, volatility in interest rates and the credit performance of our underlying collateral, we cannot assure investors that there will not be further significant fluctuations in the fair value of our assets and liabilities subject to SFAS 159, which could have a material effect on our financial performance.

Dividends

On October 10, 2008, RAIT declared a dividend of $0.35 per common share to shareholders of record on October 31, 2008 to be paid on December 5, 2008. On September 30, 2008, RAIT paid a quarterly cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on September 2, 2008.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 9:30 AM EST on Wednesday, November 5, 2008 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 800.510.9661 Domestic or 617.614.3452 International, using passcode 73681832. For those who are able to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Wednesday, November 12, 2008 by dialing 888.286.8010, access code 85629845.

About RAIT Financial Trust

RAIT, a real estate investment trust (“REIT”), provides a comprehensive set of debt financing options to the real estate industry, including investors in commercial real estate, REITs and real estate operating companies and their intermediaries, throughout the United States and Europe.  RAIT manages and invests in commercial mortgages, including whole and mezzanine loans, commercial real estate investments, preferred equity interests, residential mortgage loans, trust preferred securities and subordinated debentures. RAIT generates income for distribution from our portfolio of investments and assets under management.  For more information, please visit www.raitft.com or call Investor Relations at 215-243-9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007.

These risks and uncertainties also include the following factors: adverse market developments and credit losses have reduced, and may continue to reduce, the value of trust preferred securities, or TruPS, subordinated debentures and other debt instruments directly or indirectly held by RAIT; adverse market developments have reduced, and may continue to reduce, the value of other assets in RAIT’s investment portfolio; RAIT’s liquidity may be impaired by the reduced availability of short-term and long-term financing, including a reduction in the market for securities issued in securitizations and in the availability of repurchase agreements and warehouse facilities; RAIT’s liquidity may be adversely affected by margin calls; RAIT may be unable to obtain adequate capital at attractive rates or otherwise; payment delinquencies or failure to meet other collateral performance criteria in collateral underlying RAIT’s securitizations have restricted, and may continue to restrict, RAIT’s ability to receive cash distributions from RAIT’s securitizations and have reduced, and may continue to reduce, the value of RAIT’s interests in these securitizations; failure of credit rating agencies to confirm their previously issued credit ratings for debt securities issued in RAIT’s securitizations seeking to go effective may restrict RAIT’s ability to receive cash distributions from those securitizations; covenants in RAIT’s financing arrangements may restrict RAIT’s business operations; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s earnings and the value of RAIT’s assets; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may be unable to sponsor and sell securities issued in securitizations, and, even if RAIT is able to do so, RAIT may be unable to acquire eligible securities for securitization transactions on favorable economic terms; RAIT may experience unexpected results arising from litigation that is currently pending or may arise in the future; RAIT and RAIT’s subsidiary, Taberna Realty Finance Trust, may fail to maintain qualification as real estate investment trusts, or REITs; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish further due to factors outside of RAIT’s control; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance companies may increase; and general business and economic conditions could impair the credit quality of our investments and reduce our ability to originate loans.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Nine-Month
	Periods Ended		Periods Ended
	September 30		September 30
	2008	2007	2008	2007
Revenue:
Investment interest income	$168,387	$232,987	$530,995	$672,053
Investment interest expense	(116,005)	(186,926)	(368,853)	(526,827)
Provision for losses	(14,992)	(6,099)	(50,575)	(10,662)
Net investment income	37,390	39,962	111,567	134,564
Rental income	4,721	3,059	12,429	8,083
Fee and other income	5,128	11,325	17,131	20,889

Total revenue	47,239	54,346	141,127	163,536
Expenses:
Compensation expense	7,085	10,187	23,690	24,359
Real estate operating expense	4,064	3,433	11,424	8,711
General and administrative expense	4,733	7,008	16,456	19,077
Depreciation expense	1,665	1,945	4,431	3,816
Amortization of intangible assets	2,883	17,473	16,048	46,051

Total expenses	20,430	40,046	72,049	102,014
Income before other income (expense), taxes and discontinued operations	26,809	14,300	69,078	61,522
Interest and other income (expense)	(87)	6,004	1,085	15,360
Gains (losses) on sale of assets	912	(7,569)	770	(10,329)
Gains on extinguishment of debt	—	—	8,662	—
Change in fair value of free-standing derivatives	—	1,673	(37,203)	6,715
Change in fair value of financial instruments	(302,245)	—	50,661	—
Unrealized gains (losses) on interest rate hedges	(290)	(3,122)	(275)	(2,605)
Equity in income (loss) of equity method investments	(9)	(49)	935	(57)
Asset impairments	(18,038)	(342,954)	(38,361)	(342,954)
(Income) loss allocated to minority interest	114,837	93,357	15,490	81,482

Income (loss) before taxes and discontinued operations	(178,111)	(238,360)	70,842	(190,866)
Income tax benefit (provision)	(173)	(1,534)	2,261	3,546

Income (loss) from continuing operations	(178,284)	(239,894)	73,103	(187,320)
Income (loss) from discontinued operations	—	(340)	—	(132)

Net income (loss)	(178,284)	(240,234)	73,103	(187,452)
Income allocated to preferred shares	(3,406)	(3,357)	(10,227)	(8,403)

Net income (loss) available to common shares	$(181,690)	$(243,591)	$62,876	$(195,855)

Earnings (loss) per share—Basic:
Continuing operations	$(2.83)	$(4.01)	$1.01	$(3.23)
Discontinued operations	—	(0.01)	—	—

Total earnings (loss) per share—Basic	$(2.83)	$(4.02)	$1.01	$(3.23)

Weighted-average shares outstanding—Basic	64,176,083	60,664,698	62,460,319	60,581,559
Earnings (loss) per share—Diluted:
Continuing operations	$(2.83)	$(4.01)	$1.01	$(3.23)
Discontinued operations	—	(0.01)	—	—

Total earnings (loss) per share—Diluted	$(2.83)	$(4.02)	$1.01	$(3.23)

Weighted-average shares outstanding—Diluted	64,176,083	60,664,698	62,492,475	60,581,559
Distributions declared per common share	$—	$0.46	$0.92	$2.10

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	September 30,	As of
	2008	December 31, 2007
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans and other loans	$2,091,366	$2,189,939
Residential mortgages and mortgage-related receivables	3,680,672	4,065,083
Allowance for losses	(65,765)	(26,389)

Total investments in mortgages and loans	5,706,273	6,228,633
Investments in securities and security-related receivables ($2,524,695 and $2,776,833, respectively, at fair value)	2,524,695	3,827,800
Investments in real estate interests	311,214	284,252
Cash and cash equivalents	38,389	127,987
Restricted cash	196,671	298,433
Accrued interest receivable	102,190	110,287
Other assets	39,269	70,725
Deferred financing costs, net of accumulated amortization of $5,017 and $3,800, respectively	32,676	53,340
Intangible assets, net of accumulated amortization of $80,492 and $64,444, respectively	22,037	56,123
Total assets	$8,973,414	$11,057,580

Liabilities and Shareholders’ equity
Indebtedness:
Repurchase agreements	$—	$138,788
Secured credit facilities and other indebtedness	205,966	146,916
Mortgage-backed securities issued	3,438,431	3,801,959
Trust preferred obligations ($208,916 at fair value as of September 30, 2008)	208,916	450,625
CDO notes payable ($841,546 at fair value as of September 30, 2008)	2,272,796	5,093,833
Convertible senior notes	404,000	425,000

Total indebtedness	6,530,109	10,057,121
Accrued interest payable	82,517	65,947
Accounts payable and accrued expenses	17,516	19,197
Derivative liabilities	233,513	201,581
Deferred taxes, borrowers’ escrows and other liabilities	66,432	104,821
Distributions payable	—	28,068

Total liabilities	6,930,087	10,476,735
Minority interest	361,875	1,602
Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 64,783,126 and 61,018,231 issued and outstanding, including 99,721 and 225,440 unvested restricted share awards, respectively	648	607
Additional paid in capital	1,610,435	1,575,979
Accumulated other comprehensive income (loss)	(154,644)	(440,039)
Retained earnings (deficit)	224,946	(557,371)

Total shareholders’ equity	1,681,452	579,243
Total liabilities and shareholders’ equity	$8,973,414	$11,057,580

Schedule I
RAIT Financial Trust
Reconciliation of GAAP Net Income (Loss) Available to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the Nine-Month Periods
	Periods Ended September 30		Ended September 30
	2008	2007	2008	2007
Net income (loss) available to common shares, as reported	$(181,690)	$(243,591)	$62,876	$(195,855)
Add (deduct):
Provision for losses	14,992	6,099	50,575	10,662
Depreciation expense	1,665	1,945	4,431	3,816
Amortization of intangible assets	2,883	17,473	16,048	46,051
(Gains) losses on sale of assets (2)	(770)	7,569	(770)	10,329
(Gains) losses on extinguishment of debt	—	—	(8,662)	—
Change in fair value of financial instruments, net of allocation to minority interest of $(118,303) and $(27,748) for the three-month and nine-month periods ended September 30, 2008, respectively	183,942	—	(78,409)	—
Unrealized (gains) losses on interest rate hedges	290	3,122	275	2,605
Interest cost of hedges, net of allocation to minority interest of $3,850 and $10,201 for the three-month and nine-month periods ended September 30, 2008, respectively	(11,238)	—	(29,144)	—
Capital losses (3)	—	—	32,059	—
Asset impairments, net of allocation to minority interest of $95,986 for the three-month and nine-month periods ended September 30, 2007	18,038	246,968	38,361	246,968
Share-based compensation	1,237	3,016	5,535	8,753
Write-off of unamortized deferred financing costs	—	—	—	2,985
Fee income deferred (recognized)	257	(5,263)	446	27,732
Deferred tax provision (benefit)	17	3,245	1,240	(15,445)

Adjusted earnings	$29,623	$40,583	$94,861	$148,601

Weighted-average shares outstanding—Diluted	64,176,083	60,664,698	62,492,475	60,581,559

Adjusted earnings per diluted share	$0.46	$0.67	$1.52	$2.45

(1)	We measure our performance using adjusted earnings in addition to GAAP net income (loss). Adjusted earnings represents net income (loss) available to common shares, computed in accordance with GAAP, before provision for losses, depreciation expense, amortization of intangible assets, (gains) losses on sale of assets, (gains) losses on extinguishment of debt, change in fair value of financial instruments, net of allocation to minority interest, unrealized (gains) losses on interest rate hedges, interest cost of hedges, net of allocation to minority interest, capital (gains) losses, asset impairments, net of allocation to minority interest, net (gains) losses on deconsolidation of VIEs, share-based compensation, write-off of unamortized deferred financing costs, fee income deferred (recognized) and our deferred tax provision (benefit). These items are recorded in accordance with GAAP and are typically non-cash items that do not impact our operating performance or dividend paying ability.

Management views adjusted earnings as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate our performance without the effects of certain GAAP adjustments that may not have a direct financial impact on our current operating performance and our dividend paying ability. We use adjusted earnings to evaluate the performance of our investment portfolios, our ability to generate fees, our ability to manage our expenses and our dividend paying ability before the impact of non-cash adjustments recorded in accordance with GAAP. We believe this is a useful performance measure for investors to evaluate these aspects of our business as well. The most significant adjustments we exclude in determining adjusted earnings are provision for losses, amortization of intangible assets, change in fair value of financial instruments, capital (gains) losses, asset impairments and share-based compensation. Management excludes all such items from its calculation of adjusted earnings because these items are not charges or losses which would impact our current operating performance or dividend paying ability. By excluding these significant items, adjusted earnings reduces an investor’s understanding of our operating performance by excluding: (i) management’s expectation of possible losses from our investment portfolio or non-performing assets that may impact future operating performance or dividend paying ability, (ii) the allocation of non-cash costs of generating fee revenue during the periods in which we are receiving such revenue, and (iii) share-based compensation required to retain and incentivize our management team.

Adjusted earnings, as a non-GAAP financial measurement, does not purport to be an alternative to net income (loss) determined in accordance with GAAP, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Instead, adjusted earnings should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in our consolidated financial statements to help analyze management’s expectation of potential future losses from our investment portfolio and other non-cash matters that impact our financial results. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to these other REITs.

(2)	During the nine-month period ended September 30, 2008, we revised our definition of adjusted earnings to exclude capital (gains) losses and gains (losses) on sale of assets. Capital (gains) losses and gains (losses) on sale of assets, while economic gains or losses, do not currently impact operating performance or dividend paying ability. This revision resulted in an increase of $7.6 million and $10.3 million to the computation of adjusted earnings for the three-month and nine-month periods ended September 30, 2007, respectively.

(3)	During the nine-month period ended September 30, 2008, certain of our warehouse arrangements were terminated. We have recorded the estimated loss of our warehouse deposits as a component of the change in fair value of free-standing derivatives in our consolidated statement of operations.

Schedule II
RAIT Financial Trust
Reconciliation of Fee and Other Income to Total Fees Generated (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the Nine-Month
	Periods Ended September		Periods Ended September
	30		30
	2008	2007	2008	2007
Fees and other income, as reported	$5,128	$11,325	$17,131	$20,889
Add (deduct):
Asset management fees eliminated	4,208	6,300	12,769	16,538
Deferred structuring fees	—	—	—	11,413
Deferred (recognized) origination fees, net of amortization	257	(5,263)	446	16,319
Total Fees Generated	$9,593	$12,362	$30,346	$65,159

(1)	Total Fees Generated represents the total fees generated, without consideration for the deferral of fees, as yield adjustments, in accordance with GAAP. Total fees generated, as a non-GAAP financial measurement, does not purport to be an alternative to fee and other income determined in accordance with GAAP, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Instead, total fees generated is useful to management as a gauge of our cash revenue as it drives earnings at our taxable REIT subsidiaries for distribution to us and ultimately to our shareholders.

Schedule III
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Economic Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of		As of
	September 30, 2008		December 31, 2007
	Amount	Per Share (2)	Amount	Per Share (2)
Shareholders’ equity, as reported	$1,681,452	$25.95	$579,243	$9.49
Add (deduct):
Liquidation value of preferred shares (3)	(165,458)	(2.55)	(165,458)	(2.71)

Book Value	1,515,994	23.40	413,785	6.78
Unamortized intangible assets	(22,037)	(0.34)	(56,123)	(0.92)

Tangible Book Value (4)	1,493,957	23.06	357,662	5.86
Unrealized (gains) losses recognized in excess of value at risk.	(600,032)	(9.26)	284,002	4.66

Economic Book Value	$893,925	$13.80	$641,664	$10.52

(1)	Management views economic book value as a useful and appropriate supplement to shareholders’ equity, book value and tangible book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of realized or unrealized (gains) losses on investments in excess of our total investment in that securitization, which is our maximum value at risk. Under GAAP, we record certain of our assets, liabilities and derivatives of our consolidated entities, primarily our consolidated securitizations, at fair value. The net fair value adjustments recognized in our financial statements that reduced our total investment below zero are added back to shareholders’ equity in arriving at economic book value and the net fair value adjustments recognized in our financial statements that are in excess of our total investment are deducted from shareholders’ equity in arriving at economic book value. In performing these computations, we exclude the impact of unrealized fair value adjustments associated with derivatives on economic book value.

Economic book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Economic book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Economic book value is defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our economic book value to that of other REITs. We do not intend economic book value to represent the fair value of our retained interests in our securitizations or the fair value of our shareholders’ equity available to common shareholders.

(2)	Based on 64,783,126 and 61,018,231 common shares outstanding as of September 30, 2008 and December 31, 2007, respectively.

(3)	Based on 2,760,000 Series A preferred shares, 2,258,300 Series B preferred shares, and 1,600,000 Series C preferred shares, all of which have a liquidation preference of $25.00 per share.

(4)	Tangible book value per share is calculated by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares and net intangible assets from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.